Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
             ------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
             -------------------------------------------------------

                       SOUTHERN CONNECTICUT BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Connecticut                                     06-1594123
----------------------------------                   --------------------
(State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                       Identification No.)

                                215 Church Street
                               New Haven, CT 06510
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

            SOUTHERN CONNECTICUT BANCORP, INC. 2001 STOCK OPTION PLAN
            ---------------------------------------------------------

            SOUTHERN CONNECTICUT BANCORP, INC. 2002 STOCK OPTION PLAN
            ---------------------------------------------------------
                           (Full Titles of the Plans)

            Joseph V. Ciaburri, Chairman and Chief Executive Officer
                                215 Church Street
                               New Haven, CT 06510
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (203) 782-1100
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                            Andrea M. Teichman, Esq.
                             Day, Berry & Howard LLP
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 345-4600


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

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

----------------------- ------------------ ----------------- ------------------------ --------------------
 Title of Securities     Total Amount to       Proposed         Proposed Maximum           Amount of
   to be Registered     be Registered(1)       Maximum         Aggregate Offering      Registration Fee
                                            Offering Price            Price
                                              Per Share
----------------------- ------------------ ----------------- ------------------------ --------------------
     Common Stock
   ($0.01 par value)        430,780(2)          $7.63(3)         $3,286,851.40(3)            $416.44
----------------------- ------------------ ----------------- ------------------------ --------------------



(1) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement and this registration statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this registration statement.

(2) Consists of (i) 65,780 shares of common stock issuable under the Southern Connecticut Bancorp, Inc. 2001 Stock Option Plan and (ii) 365,000 shares of common stock issuable under the Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan, as amended.

(3) Estimated solely for the purpose of computing the registration fee and pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933. The calculation of the registration fee is based on a per share price of $7.63 which was the average (rounded to the nearest $0.01) of the high and low sales prices of the common stock of Southern Connecticut Bancorp, Inc., as reported in the consolidated reporting system of the American Stock Exchange on August 11, 2004.




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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            Southern Connecticut Bancorp, Inc. 2001 Stock Option Plan
            ---------------------------------------------------------

            Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan
           ----------------------------------------------------------

         This Registration Statement on Form S-8 ("Registration Statement") is filed for the purpose of registering shares of the common stock, par value $0.01 per share ("Common Stock"), of Southern Connecticut Bancorp, Inc. (the "Company") issued upon the exercise of options granted pursuant to the Southern Connecticut Bancorp, Inc. 2001 Stock Option Plan (the "Plan") to employees and officers of the Company and its subsidiaries and issued or reserved for issuance upon the exercise of options granted pursuant to the Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan, as amended (the "2002 Plan"), to employees and directors of the Company and its subsidiaries. The 10(a) prospectuses being delivered by the Company to participants in the Plan and to participants in the 2002 Plan, as required under Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8. The documents containing the information specified in Part I of Form S-8 will be sent or given to each plan participant as specified by Rule 428(b)(1) of the Securities Act.






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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Item 3.  Incorporation of Documents by Reference.
                  ---------------------------------------

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Commission on March 30, 2004;

         (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004, filed with the Commission on May 14, 2004;

         (c)  The Company's Form 8-K filed with the Commission on January 14,
              2004;

         (d)  The Company's Form 8-K filed with the Commission on April 30,
              2004;

         (e)  The Company's Form 8-K filed with the Commission on May 17, 2004;

         (f)  The Company's Form 8-K/A filed with the Commission on May 17,
              2004;

         (g)  The Company's Form 8-K filed with the Commission on June 8, 2004;

         (h)  The Company's Form 8-K filed with the Commission on June 17, 2004;

         (i) The Company's Form 8-K filed with the Commission on July 20, 2004; and

         (j) The description of the Company's Common Stock contained in the Company's final prospectus filed under Rule 424(b)(1) with the Commission on June 17, 2004.

         Participants may request a copy of any filing referred to above (excluding exhibits), at no cost, by contacting the Company at the following address:

                           Southern Connecticut Bancorp, Inc.
                           Investor Relations
                           215 Church Street
                           New Haven, Connecticut 06510
                           Telephone: (203) 782-1100


         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-


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effective amendment which indicates that all shares of Common Stock have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities.
                  -------------------------

         This Item is not applicable.

         Item 5.  Interests of Named Experts and Counsel.
                  --------------------------------------

         This Item is not applicable.

         Item 6.  Indemnification of Directors and Officers.
                  -----------------------------------------

         Bancorp's certificate of incorporation and bylaws contain provisions that Bancorp will indemnify its directors and officers to the maximum extent permitted by Connecticut law. Our certificate of incorporation further provides for the elimination of director liability for monetary damages to the maximum extent allowed by Connecticut law.

         Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act (the "CBCA") provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1)(A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation; and
(ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CBCA.

         Subsection (b) of Section 33-771 of the CBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interests of the corporation.

         Subsection (c) of Section 33-771 of the CBCA provides that the termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the relevant standard of conduct described in
Section 33-771 of the CBCA.



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         Subsection (d) of Section 33-771 of the CBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceedings if it is determined that the director has met the relevant standard of conduct under
Section 33-771(a) of the CBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

         Section 33-772 of the CBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding.

         Subsection (a) of Section 33-776 of the CBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director, and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

         In addition, subsection (b)(5) of Section 33-636 permits a corporation to include a provision in its certificate of incorporation indemnifying directors for liability to any person for taking any action, or for failing to take any action, as a director, except liability that (A) involved a knowing and culpable violation of law by the directors, (B) enabled the director or an associate to receive an improper personal gain, (C) showed a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (D) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation or (E) created liability for an unlawful distribution. Bancorp has included such a provision in its certificate of incorporation.

         Item 7.  Exemption from Registration Claimed.
                  -----------------------------------

         This Item is not applicable.

         Item 8.  Exhibits.
                  --------

         See Exhibit Index.

         Item 9.  Undertakings.
                  ------------

         The undersigned registrant hereby undertakes:



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         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering; and

         (3) To remove from registration any of the securities being registered which remain unsold at the termination of the offering by means of filing a post-effective amendment.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling



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person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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                                   SIGNATURES
                                   -----------

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut on August 10, 2004.

                                        SOUTHERN CONNECTICUT BANCORP, INC.


                                        By:      /s/ Joseph V. Ciaburri
                                                 --------------------------
                                                 Joseph V. Ciaburri
                                                 Chairman of the Board and
                                                 Chief Executive Officer







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                                POWER OF ATTORNEY
                                -----------------

         Know all persons by these presents, that each person whose signature appears below constitutes and appoints Joseph V. Ciaburri, Michael M. Ciaburri and William F. Weaver (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing prerequisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



Signature                                            Title                                 Date
---------                                            -----                                 ----

/s/ Joseph V. Ciaburri                               Chairman of the Board                 August  10, 2004
------------------------------------                 of Directors and Chief
Joseph V. Ciaburri                                   Executive Officer


/s/ Michael M. Ciaburri                              President, Director                   August  10, 2004
------------------------------------                 and Chief Operating Officer
Michael M. Ciaburri


/s/ William F. Weaver                                Vice President and                    August  10, 2004
------------------------------------                 Chief Financial Officer
William F.  Weaver


/s/ Anthony M. Avellani                              Vice President and                    August  10, 2004
------------------------------------                 Chief Accounting Officer
Anthony M. Avellani


/s/ Elmer F. Laydon                                  Director and                          August  10, 2004
------------------------------------                 Vice Chairman of the Board
Elmer F. Laydon



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                                                     Director
------------------------------------
Juan Jose Alvarez de Lugo


/s/ Carl R. Borrelli                                 Director                              August  10, 2004
------------------------------------
Carl R. Borrelli


                                                     Director
------------------------------------
Joshua H. Sandman, Ph.D.


/s/ Alphonse F. Spadaro, Jr.                         Director                              August  10, 2004
------------------------------------
Alphonse F. Spadaro, Jr.



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                                  EXHIBIT INDEX
                                  -------------


Exhibit        Description
-----------    -----------------------------------------------------------------

4.1 Amended and Restated Certificate of Incorporation of Southern Connecticut Bancorp, Inc. (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-QSB dated June 30, 2002).

4.4 By-Laws of Southern Connecticut Bancorp, Inc. (incorporated by reference to Exhibit 3(ii) to the Company's Registration Statement on Form SB-2 (File No. 333-59824)).

5.1 Opinion of Day, Berry & Howard LLP as to the legality of the securities registered hereby, including consent of such counsel.

23.1 Consent of Day, Berry & Howard LLP (included in Exhibit 5.1 hereto).

23.2           Consent of McGladrey & Pullen, LLP.

24.1 Power of Attorney (included in the signature page of this Registration Statement).

99.1 Southern Connecticut Bancorp, Inc. 2001 Stock Option Plan (incorporated by reference to Exhibit 10.8 to the Company's Registration Statement on Form SB-2 (No. 333-59824)).

99.2 Southern Connecticut Bancorp, Inc. 2002 Stock Option Plan (incorporated by reference to Appendix B to the Company's definitive Proxy Statement dated April 18, 2002 on Schedule 14(a)).





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